UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 4, 2016

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information regarding the reverse stock split contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 4, 2016, Cincinnati Bell Inc. (the “Company”) filed the Certificate of Amendment (the “Certificate”) with the Ohio Secretary of State that included an amendment (the “Amendment”) to its Amended and Restated Articles of Incorporation. Effective as of 11:59 p.m. on the date of the filing of the Amendment, the Company’s previously announced one-for-five reverse stock split of the Company’s outstanding and treasury common shares became effective. The Amendment also proportionately decreased the number of the Company’s previously authorized common shares. The Company’s common shares began trading on a split-adjusted basis upon the opening of the market on October 5, 2016.
Effective as of 11:59 pm on the date the Company filed the Certificate, the conversion rate of the Company’s 6 ¾% Preferred Shares into common shares automatically changed from 28.838 common shares per 6 ¾% Preferred Share to 5.7676 common shares per 6 ¾% Preferred Share.
A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and the above summary is qualified in its entirety by reference to the full text of the Amendment.

Item 8.01 Other Events

On October 5, 2016, the Company issued a press release announcing the effectiveness of its previously announced one-for-five reverse stock split. A copy of the press releases is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Articles of Incorporation of Cincinnati Bell Inc.
99.1	Press release dated October 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	October 5, 2016	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Articles of Incorporation of Cincinnati Bell Inc.
99.1	Press release dated October 5, 2016.